UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 14, 2005

The Dayton Power and Light Company

(Exact name of registrant as specified in its charter)

Ohio	1-2385	31-0258470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (937) 224-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c)

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

On March 14, 2005, The Dayton Power and Light Company (the “Company”) entered into an amendment to their open book contract with Black & Veatch Corporation.  The amendment provides for engineering and construction management of the flue gas desulfurization project (installation of scrubbers) at both the J.M. Stuart Generating Station and the Killen Generating Station.  The project is expected to be completed in 2008 and the Company’s proportionate share of the contract cost is estimated to be in excess of $280,000,000.

A copy of the amendment to the open book agreement is attached hereto as Exhibit 10.1.

Item 9.01 (c). Exhibits.

10.1	Amendment to open book agreement between The Dayton Power and Light Company and Black & Veatch Corporation, dated March 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dayton Power and Light Company
(Registrant)

Date March 23, 2005	/s/ Miggie E. Cramblit
Miggie E. Cramblit
Vice President, General Counsel and Corporate Secretary